Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-8 relating to the Borg-Warner Automotive Air/Fluid Systems Corporation Retirement Savings Plan of our report dated January 30, 1998 (February 13, 1998 as to the third paragraph of Note 4), incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997.


/s/DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP

Chicago, Illinois
November 11, 1998